Exhibit 10.18

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into to be effective as of February 24, 2011 (the "Effective Date") by Nexaira Wireless Inc., Suite 1410-510 West Hastings Street, Vancouver, BC, Canada V6B 1L8 (the "Company") and JFS Investments, Inc., located at 35 Crest Loop, Staten Island, NY 10312 (the "Consultant").

WHEREAS:

A. The Consultant has the professional business and financial expertise and experience to assist the Company,

B. The Consultant is offering its services as a consultant to the Company;

C. The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's work for the Company by entering into this written Agreement; and

D. The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.

DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. The Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain the Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Consultant's services are attached hereto as Exhibit A and incorporated by reference herein. In such capacity, the Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2.

CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive an aggregate of 1,800,000 restricted common shares (the "Consideration Shares") that shall vest as follows:

450,000 restricted common shares to be delivered within five business days of the execution of this contract; and

150,000 restricted common shares to be delivered at the beginning of each month, starting on the 4th month through the 12th month.

The Consultant acknowledges and agrees that the Consideration Shares will be restricted under Section 78.211 of the Nevada Revised Statutes until the services related to the Consideration Shares have been fully performed.

3.

EXPENSES. In addition to the compensation in Section 2 above, the Company agrees to reimburse the Consultant from time to time, for reasonable out-of-pocket expenses incurred by the Consultant in connection with its activities under this Agreement, provided, however that the Consultant shall not incur any expense in excess of $1,000 per item or $2,500 on a cumulative basis without the prior written consent of the Company. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside consultants, printing and overnight express mail.

4.

CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains pursuant to this Agreement from the Company or the Company's employees, agents or consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

5.

INDEPENDENT CONTRACTOR STATUS. The Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity other than as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (1) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant's rendering of consulting services to the Company, including any attorney's fees or costs to the prevailing party to enforce this indemnity, or (2) the Consultant takes any action or fails to take any action in accordance with any instructions provided by the Company. The Consultant shall be responsible for obtaining workers' compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant or any of its employees, agents or other representatives.

6.	REPRESENTATIONS AND WARRANTS. For purposes of this Agreement and the issuance of the Consideration Shares, the Consultant represents and warrants as follows:

(a)

The Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Consideration Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended, and in National Instrument 45-106 adopted by the British Columbia Securities Commission.

(b)

The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business or financial experience or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant's interests in connection with the investment in the Company.

(c)	The Consultant is aware that:

(i) the Consideration Shares are not transferable under this Agreement or applicable securities laws; and

(ii)

the Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such parties for certain damages relating to the Company, including damages in connection with the Consideration Shares and the good-faith management and operation of the Company.

(d)

The Consultant acknowledges that none of the Consideration Shares have been or will be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable securities laws.

(e)	The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

(f)

The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Consideration Shares.

(g)

The Consultant is duly organized and in good standing in the state or country of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Consideration Shares. Such entity has its principal place for business as set forth on the first page of this Agreement and has not been formed for the specific purpose of acquiring the Consideration Shares unless all of its equity owners qualify as accredited individual investors.

(h)

All information that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the Effective Date and may be relied upon, and if there should be any material adverse change in such information prior to this Agreement being executed, the Consultant will immediately provide the Company with such information.

(i)	The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Agreement is true, correct and complete, and (ii) that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

(j)	In rendering the services hereunder and in connection with the Consideration Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed and any other applicable rules and regulations.

(k)	The Consultant acknowledges and agrees that the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to issue the Consideration Shares through a person registered to sell securities under applicable securities legislation to issue the Consideration Shares and, as a consequence of acquiring the Consideration Shares pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation of British Columbia including statutory rights of rescission or damages, will not be available to the Consultant.

(l)	The Consultant acknowledges that any resale of any of the Consideration Shares will be subject to resale restrictions contained in the securities legislation applicable to the Consultant or proposed transferee. The Consultant acknowledges that none of the Consideration Shares have been registered under the 1933 Act or the securities laws of any state of the United States. The Consideration Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

(m)	The Consultant acknowledges that the Consideration Shares are subject to resale restrictions in Canada and may not be traded in Canada except as permitted by the applicable provincial securities laws and the rules made thereunder.

(n)	If the Consultant is not a resident of British Columbia, the Consultant represents, warrants and acknowledges that:

(i) pursuant to British Columbia Instrument 51-509 ("BCI 51-509"), a subsequent trade in the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "BC Legend") specified in BCI 51-509;

(ii) the Consultant is not a resident of British Columbia and undertakes not to trade or resell any of the Consideration Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509. The Consultant understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties made in this Section 6(n)(ii) and agrees that if such representations and warranties are no longer accurate or have been breached, the Consultant shall immediately notify the Company;

(iii)

by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Consultant in this Section 6(n)(iii), the Consultant will have directed the Company not to include the BC Legend on any certificates representing the Consideration Shares to be issued to the Consultant. As a consequence, the Consultant will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the applicable Canadian securities legislation; and

(iv)

if the Consultant wishes to trade or resell any of the Consideration Shares in or from British Columbia, the Consultant agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Company's transfer agent to have the BC Legend imprinted on such certificate or to instruct the Company's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

7.	TERMINATION. After the first ninety (90) day period either party may terminate this Agreement at anytime with or without cause by giving two (2) days' written notice to the other party.

8.

NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the warranties contemplated hereby.

9.

ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

11.

ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

12.

ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York, NY before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney's fees to the prevailing party.

13.

VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

14.

ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15.

ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

“Mark Sampson”	“Joseph Salvani”
Mark G. Sampson	Joseph Salvani
CEO	President
Nexaira Wireless Inc.	JFS Investments, Inc.
Tax ID #

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

  review the Company's financial requirements;

  analyze and assess alternatives for the Company's financial requirements;

  provide introductions to professional analysts and money managers;

  assist the Company in financing arrangements to be determined and governed by separate and distinct financing agreements;

  provide analysis of the Company's industry and competitors in the form of general industry reports provided directly to Company; and

  assist the Company in advising of potential merger partners and developing corporate partnering relationships.